EXHIBIT 99.1

Zomedica Pharmaceuticals Corp. Announces First Quarter 2018 Financial Results

ANN ARBOR, Mich., May 15, 2018 (GLOBE NEWSWIRE) -- Zomedica Pharmaceuticals Corp. (NYSE American:ZOM) (TSX-V:ZOM) (“Zomedica” or “Company”), a veterinary diagnostic and pharmaceutical company, today reported consolidated financial results for the first quarter ended March 31, 2018. Amounts, unless specified otherwise, are expressed in U.S. dollars and presented under accounting principles generally accepted in the United States of America (“U.S. GAAP”).

“We are pleased to complete our second companion animal product expansion with an innovative point-of-care diagnostic product in conjunction with a stronger balance sheet,” said Gerald Solensky, Jr., Chairman and CEO of Zomedica. “This brings our total number of products in development to six, two diagnostics and four therapeutics.”

Corporate Highlights

  On May 10, 2018 Zomedica announced it entered into a development, commercialization and exclusive distribution agreement with Seraph Biosciences, Inc. to develop and market a novel pathogen detection system in the form of an innovative point-of-care diagnostic instrument.
  On May 15, 2018 Zomedica announced it commenced a private offering of its common shares offering an aggregate of up to 4,651,162 common shares at a price of $2.15 per share (for aggregate gross proceeds of up to $10,000,000 in the United States to accredited investors. The offering is also being made in Canada in reliance upon prospectus and registration exemptions in accordance with applicable Canadian securities laws. As of May 15, 2018, the Company had sold an aggregate of 255,815 common shares for gross proceeds of $550,000 in the offering. The Company expects to close the offering in one or more tranches on or before June 28, 2018.

Summary First Quarter 2018 Results
Zomedica recorded net loss and comprehensive loss for the three months ended March 31, 2018 of $2,171,328 or $0.02 per share, compared to a loss of $1,832,736 or $0.02 per share for the three months ended March 31, 2017.

Zomedica, which is in the development stage, recorded no revenues in the three months ended March 31, 2018. For the three months ended March 31, 2018, net loss resulted from general and administrative (“G&A”) expenses of $1,160,171, research and development (“R&D”) expenses of $600,341 and professional fees of $371,947. For the three months ended March 31, 2017, the loss was attributed to G&A expenses of $827,025, R&D expenses of $616,449 and professional fees of $381,536.

G&A expenses for the three months ended March 31, 2018 were $1,160,171 compared to $827,025 for the three months ended March 31, 2017. The increase was primarily due to significant expenses related to the addition of personnel, accounting for salaries of $643,288. Other expenses included travel and accommodation of $121,404, regulatory expense of $103,558, marketing and investor relations costs of $81,193, insurance costs of $80,460, office expenses of $76,947, and rent of $43,019. Zomedica expects that general and administrative expense will increase in 2018 and future periods as the level of activity increases.

Expenditures for R&D for the three months ended March 31, 2018 were $600,341 compared to $616,449 for the three months ended March 31, 2018. The decrease was primarily due to a reduction in consulting expenses as we increased our internal R&D activities with the hiring of additional fulltime employees as part of our development of ZM-017. However, there was also a reduction in salaries, bonuses and benefits as we did not have a Chief Medical Officer in the three months ended March 31, 2018. Significant expenditures include contracted outsourced activities of $269,523, salaries of $152,372, supplies of $65,450, consultant fees of $37,116, and licensing fees of $25,000. These relate to an increased level of lab activities, including in vitro and in vivo work, to support the further development of our product candidates ZM-017, ZM-012, ZM-006, ZM-007 and ZM-011. We expect that our R&D expenditures in 2018 will be significantly higher than in 2017, due to the initiation of pilot and pivotal studies related to our four investigational new animal drug applications, work related to verification and validation of ZM-020 and ZM-017, and additional veterinary pharmaceutical candidates, diagnostic developments and technologies.

Professional fees for the three months ended March 31, 2018 were $371,947 compared to $381,536 for the three months ended March 31, 2017. The decrease was primarily due to completion of the listing of our common shares on the NYSE American on November 21, 2017. Professional fees for the 2018 period consisted primarily of consulting fees incurred in connection with preparation and completion of additional SEC filings and updates, and costs incurred in being a public company across two jurisdictions, Canada and U.S.

Liquidity and Outstanding Share Capital
Zomedica had cash and cash equivalents of $3,134,920 as of March 31, 2018, compared to $3,448,147 as of December 31, 2017. The increase in cash during the three months ended March 31, 2018 is mainly a result of the cash flows provided by financing activities, partially offset by cash flows used in operating activities as discussed below.

For the three months ended March 31, 2018 the cash flows from financing activities relate to proceeds from the exercise of stock options of $1,407,786.

For the three months ended March 31, 2018, cash flows used in operating activities amounted to $1,707,794. The largest uses of cash were for employee salaries, bonus and benefits, professional fees and consulting expenses related to the preparation of our initial U.S. registration statement, and work on our application to list our common shares on the NYSE American.

As of March 31, 2018, Zomedica had an unlimited number of authorized common shares with 91,853,865 common shares issued and outstanding. As of May 15, 2018, Zomedica had 92,649,582 common shares issued and outstanding, an increase of 154,000 shares due to stock option exercises subsequent to March 30, 2018 and shares issued per the signing of the development, commercialization, and exclusive distribution agreement with Seraph Biosciences, Inc.

As of March 31, 2018 and December 31, 2017, Zomedica had shareholders’ equity of $3,629,234 and $4,387,085, respectively.

For complete financial results, please see Zomedica’s filings on EDGAR and SEDAR or visit the Zomedica website at www.ZOMEDICA.com.

About Zomedica
Based in Ann Arbor, Michigan, Zomedica (NYSE American:ZOM) (TSX-V:ZOM) is a veterinary diagnostic and pharmaceutical and company creating products for companion animals (canine, feline and equine) by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include novel diagnostics and innovative therapeutics that emphasize patient health and practice health. With a team that includes clinical veterinary professionals, it is Zomedica’s mission to give veterinarians the opportunity to lower costs, increase productivity, and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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Reader Advisory
Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of the release.

Except for statements of historical fact, this news release contains certain "forward-looking information" within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether our strategies and business plans will yield the expected benefits; availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to future clinical trials, regulatory approvals, safety and efficacy of our products, the use of our product, intellectual property protection and the other risk factors disclosed in our filings with the Securities and Exchange Commission and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contacts
Shameze Rampertab, CPA, CA
srampertab@zomedica.com
+1 647.283.3630

PCG Advisory Group
Kirin Smith, COO
ksmith@pcgadvisory.com
+1 646.863.6519
www.pcgadvisory.com

Media Contact
Andrea Eberle
aeberle@zomedica.com
+1 734.369.2555